As filed with the Securities and Exchange Commission on November 3, 2023

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFLEX INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	23-1147939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 E. Swedesford Rd., Suite 400, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

TELEFLEX INCORPORATED 2023 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Daniel V. Logue

Corporate Vice President, General Counsel and Secretary

Teleflex Incorporated

550 E. Swedesford Rd., Suite 400

Wayne, Pennsylvania 19087

(610) 225-6800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Justin W. Chairman

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended April 2, 2023, July 2, 2023 and October 1, 2023;

3.	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 24, 2023, May 11, 2023 and August 31,2023; and

4.

The description of the shares of the Registrant’s Common Stock, $1.00 par value, set forth in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 16, 1994, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be a part of this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is incorporated by reference in this registration statement modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be a part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. In either case, any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the issuance of the Common Stock being registered has been passed upon for the Registrant by Daniel V. Logue, General Counsel of the Registrant. Mr. Logue is regularly employed by the Registrant, participates in various employee benefit plans of the Registrant under which he may receive Stock Option Awards, Restricted Stock Units and Performance Stock Units, and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

The Registrant maintains directors’ and officers’ liability insurance that insures any person who is a director or officer of the Registrant and each of the other registrants against any liability incurred by him or her in any such capacity or arising out of his or her status as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant is incorporated in the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, provided that such a provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Article THIRTEENTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty as directors.

Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article V of the Registrant’s Amended and Restated Bylaws provides generally that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was or has agreed to become the Registrant’s director or officer or is or was serving at the Registrant’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trustee, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, subject to the conditions substantively similar to those in Section 145 to the DGCL, described above.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the Section 145 of the DGCL. Article V of the Registrant’s Amended and Restated Bylaws requires that the Registrant purchase and maintain insurance to protect the Registrant and any person who is or was or has agreed to become the Registrant’s director or officer or is or was serving at the Registrant’s request as a director, officer, employee, agent or similar functionary of another enterprise against any expense, liability or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of Article V of the Amended and Restated Bylaws, provided that such insurance is available on acceptable terms, as determined by a vote of a majority of the entire Board of Directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation - incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on May 11, 2023.

4.2	Amended and Restated Bylaws of the Company - incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2022.

5.1	Opinion of Daniel V. Logue, General Counsel of the Registrant

23.1	Consent of Daniel V. Logue (included in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of PricewaterhouseCoopers LLP

24	Powers of Attorney (included as part of the Registrant’s signature page hereof)

107	Filing Fee Table

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Tredyffrin Township, Commonwealth of Pennsylvania, on this 3rd day of November, 2023.

TELEFLEX INCORPORATED

By:	/s/ Liam J. Kelly
Liam J. Kelly
Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Daniel V. Logue and Jonathan Hollinger, or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all post-effective amendments to this registration statement, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Liam J. Kelly Liam J. Kelly	Chairman, President and Chief Executive Officer (principal executive officer)	November 3, 2023

/s/ Candace H. Duncan Candace H. Duncan	Director	November 3, 2023

/s/ Gretchen R. Haggerty Gretchen R. Haggerty	Director	November 3, 2023

/s/ John C. Heinmiller John C. Heinmiller	Director	November 3, 2023

/s/ Stephen K. Klasko Stephen K. Klasko, M.D.	Director	November 3, 2023

/s/ Andrew A. Krakauer Andrew A. Krakauer	Director	November 3, 2023

/s/ Neena M. Patil Neena M. Patil	Director	November 3, 2023

/s/ Stuart A. Randle Stuart A. Randle	Director	November 3, 2023

/s/ Jaewon Ryu Jaewon Ryu, M.D.	Director	November 3, 2023

/s/ Thomas E. Powell Thomas E. Powell	Executive Vice President and Chief Financial Officer (principal financial officer)	November 3, 2023

/s/ John R. Deren John R. Deren	Corporate Vice President and Chief Accounting Officer (principal accounting officer)	November 3, 2023